Exhibit 21.1
SUBSIDIARIES OF TRULIEVE CANNABIS CORP.

Entity:	Jurisdiction of Formation/Organization:
485 Bishop St, LLC	Alabama
Trulieve AL, Inc.	Alabama
1633 S HWY 92, LLC	Arizona
9275 W. Peoria Ave., LLC	Arizona
938 Juanita, LLC	Arizona
Abedon Saiz, L.L.C.	Arizona
AD LLC	Arizona
Banyan Acquisition Corp.	Arizona
Banyan Cultivation Management, LLC	Arizona
Banyan Farms, LLC	Arizona
Banyan IP, LLC	Arizona
Banyan Management Holdings, LLC	Arizona
BRLS Properties AZ-Apache Junction, LLC	Arizona
BRLS Properties AZ-Casa Grande, LLC	Arizona
BRLS Properties AZ-Flagstaff, LLC	Arizona
BRLS Properties AZ-Glendale, LLC	Arizona
BRLS Properties AZ-Litchfield, LLC	Arizona
BRLS Properties AZ-Mesa, LLC	Arizona
BRLS Properties AZ-Phoenix I, LLC	Arizona
BRLS Properties AZ-Phoenix II, LLC	Arizona
BRLS Properties AZ-Tucson I, LLC	Arizona
BRLS Properties AZ-Tucson II, LLC	Arizona
BRLS Properties I LLC	Arizona
BRLS Properties Tenant AZ-Tatum, LLC	Arizona
BRLS Properties Tenant Maricopa, LLC	Arizona
Byers Dispensary, Inc.	Arizona
Cochise County Wellness, LLC	Arizona
Formula 420 Cannabis LLC	Arizona
Fort Mountain Consulting, LLC	Arizona
Green Desert Patient Center Of Peoria, Inc.	Arizona
Green Sky Patient Center Of Scottsdale North, Inc.	Arizona
Harvest Dispensaries, Cultivations & Production Facilities LLC	Arizona
Harvest Ip Holdings, LLC	Arizona
Harvest Mass Holding I, LLC	Arizona
Harvest RE Holdings Of AZ, LLC	Arizona
High Desert Healing, L.L.C.	Arizona
Jessco White Consulting LLC	Arizona
Kwerles, Inc.	Arizona
Leaf Holdings, LLC	Arizona

Entity:	Jurisdiction of Formation/Organization:
Magnolia Farms, LLC	Arizona
Medical Marijuana Research Institute, LLC	Arizona
Medical Pain Relief, Inc.	Arizona
MMXVI Allocation, LLC	Arizona
Mohave Valley Consulting, LLC	Arizona
Nature Med, Inc.	Arizona
Pahana, Inc.	Arizona
Patient Care Center 301, Inc.	Arizona
Purple Harvest, LLC	Arizona
Purplemed, Inc.	Arizona
Randy Taylor Consulting LLC	Arizona
Sherri Dunn, L.L.C.	Arizona
Svaccha LLC	Arizona
Sweet 5, LLC	Arizona
The Giving Tree Wellness Center Of Mesa, Inc.	Arizona
Warehouse 13, LLC	Arizona
Harvest Health & Recreation Inc.	British Columbia, Canada
Harvest Of California LLC	California
Harvest Of Chula Vista, LLC	California

CBX Enterprises LLC	Colorado
CBX Sciences LLC	Colorado
Harvest DCP Of Colorado, LLC	Colorado
Harvest of Colorado, LLC	Colorado
Trulieve Bristol, Inc.	Connecticut
Trulieve CT, Inc.	Connecticut
Trulieve East Main LLC	Connecticut
Agrimed Industries Of PA, LLC	Delaware
BRDE5, LLC	Delaware
BRLS Properties AR-Little Rock LLC	Delaware
BRLS Properties PA-SE LLC	Delaware

Harvest Enterprises, Inc.	Delaware
Harvest HAH WA, Inc.	Delaware
Harvest Of Towson, LLC	Delaware
Maryland Licensing, LLC	Delaware
TBC Big Bend, Inc.	Delaware
TLHBC Holdings, Inc.	Delaware
Trulieve Holdings, Inc.	Delaware
Trulieve IP Holdings, Inc.	Delaware
Harvest DCP Of Florida, LLC	Florida
San Felasco Nurseries, Inc.	Florida

Entity:	Jurisdiction of Formation/Organization:
Telogia Creek 1, LLC	Florida
Telogia Creek 2, LLC	Florida
TLHBC Properties, LLC	Florida
Trulieve Capps Highway LLC	Florida
Trulieve Centaury Way, LLC	Florida
Trulieve Henry Avenue, LLC	Florida
Trulieve Suwannee, LLC	Florida
Trulieve, Inc.	Florida
181 S Cook Industrial Parkway, LLC	Georgia
Trulieve GA, Inc.	Georgia
Trulieve KY, Inc.	Kentucky
BRLS Properties MD-Hancock I, LLC	Maryland
BRLS Properties MD-Hancock II, LLC	Maryland
BRLS Properties MD-Lutherville, LLC	Maryland
Brls Tenant Md-Halethorpe, LLC	Maryland
Harvest DCP Of Maryland, LLC	Maryland
Harvest Maryland Holding, LLC	Maryland
Trulieve MD Cultivation, LLC	Maryland
Trulieve MD Dispensary 1, LLC	Maryland
Trulieve MD Dispensary 2, LLC	Maryland
Trulieve MD Dispensary 3, LLC	Maryland
Trulieve MD Processing, LLC	Maryland
Trulieve MD, Inc.	Maryland
GOGRIZ, LLC	Massachusetts
Life Essence, Inc.	Massachusetts
Trulieve Holyoke Holdings LLC	Massachusetts
Trulieve MS, Inc.	Mississippi
CBx Essentials, LLC	Nevada
Greenmart of Nevada LLC	Nevada
Harvest Cheyenne Holdings, LLC	Nevada
Harvest DCP of Nevada, LLC	Nevada

Trulieve NC, Inc.	North Carolina
Harvest DCP of Ohio, LLC	Ohio
Harvest Grows Properties, LLC	Ohio
Harvest of Ohio, LLC	Ohio
Trulieve OH, Inc.	Ohio
450 Industry Road LLC	Pennsylvania
451 Industry Road LLC	Pennsylvania
BRLS Properties PA-Bethlehem, LLC	Pennsylvania
BRLS Properties PA-Reading II, LLC	Pennsylvania
Chamounix Ventures, LLC	Pennsylvania

Entity:	Jurisdiction of Formation/Organization:
FL Holding Company, LLC	Pennsylvania
Franklin Labs, LLC	Pennsylvania
Harvest DCP Of Pennsylvania, LLC	Pennsylvania
Harvest of Northeast PA, LLC	Pennsylvania
Harvest of South Central Pa, LLC	Pennsylvania
Harvest of Southeast Pa, LLC	Pennsylvania
Harvest of Southwest Pa, LLC	Pennsylvania
Harvest RE Holdings Of PA, LLC	Pennsylvania
Keystone Relief Centers, LLC	Pennsylvania
Pioneer Leasing & Consulting LLC	Pennsylvania
Purepenn LLC	Pennsylvania
SMPB Retail LLC	Pennsylvania
Trulieve PA LLC	Pennsylvania
Trulieve PA Merger Sub 3, LLC	Pennsylvania
Trulieve SC, Inc.	South Carolina
Trulieve TX, Inc.	Texas
Trulieve VA, Inc.	Virginia
Greenhouse Wellness WV Dispensaries LLC	West Virginia
Mountaineer Holding LLC	West Virginia
Solevo Wellness West Virginia, LLC	West Virginia
Trulieve Huntington LLC	West Virginia
Trulieve WV, Inc.	West Virginia